Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 2-68366, Form S-8 No. 333-19325, Form S-8 No. 33-27866, Form S-8 No. 33-60725, Form S-8 No. 333-13751, Form S-8 No. 33-60727, Form S-8 No. 333-56947, Form S-8 No. 333-70239, Form S-8 No. 333-104611, Form S-3 No. 33-46325, Form S-3 No. 33-52121, Form S-3 No. 333-68211, Form S-3 No. 333-84292-01, Form S-3 No. 333-110760 and Form S-3 No. 333-136563-01) of AMR Corporation and in the related Prospectuses, of our report dated February 18, 2009 (except for changes as described in Note 1, as to which the date is April 15, 2009), with respect to the consolidated financial statements and schedule of AMR Corporation for the year-ended December 31, 2008, included in this Current Report (Form 8-K) dated April 21, 2009 and of our report dated February 18, 2009 with respect to the effectiveness of internal control over financial reporting of AMR Corporation, included in the 2008 Annual Report (Form  10-K) for the year-ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Dallas, Texas
April 15, 2009